Exhibit 99

Marine Products Corporation Announces Date for

Second Quarter 2019 Financial Results and Conference Call

ATLANTA, July 1, 2019 – Marine Products Corporation (NYSE: MPX) announced today that it will release its financial results for the second quarter ended June 30, 2019 on Wednesday, July 24, 2019 before the market opens. In conjunction with its earnings release, the Company will host a conference call to review the Company's financial and operating results on Wednesday, July 24, 2019 at 8:00 a.m. Eastern Time.

Individuals wishing to participate in the conference call should dial (800) 263-0877 or (323) 794-2094 for international callers, and use conference ID number 8639980. For interested individuals unable to join via telephone, the call also will be broadcast and archived for 90 days on the Company's investor website at www.marineproductscorp.com. Interested parties are encouraged to click on the webcast link 10-15 minutes prior to the start of the conference call.

Marine Products Corporation (NYSE: MPX) designs, manufactures and distributes premium-branded Chaparral sterndrive, jet drive and outboard pleasure boats, and Robalo offshore sport fishing boats. The Company continues to diversify its product lines through product innovation. With premium brands, a solid capital structure, and a strong independent dealer network, Marine Products Corporation is prepared to capitalize on opportunities to increase its market share and to generate superior financial performance to build long-term shareholder value. For more information on Marine Products Corporation visit our website at www.marineproductscorp.com.

For information about Marine Products Corporation or this event, please contact:

Ben Palmer

Chief Financial Officer

(404) 321-7910

irdept@marineproductscorp.com

Jim Landers

Vice President, Corporate Finance

(404) 321-2162

jlanders@marineproductscorp.com

www.marineproductscorp.com